THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Amendment") is made as of November 1, 2006 among OAKVIEW PLAZA NORTH, LLC, a Nebraska limited liability company, FRANK R. KREJCI, VERA JANE KREJCI, GEORGE W. VENTEICHER AND SUSAN VENTEICHER (collectively, the "Seller") and LIGHTSTONE VALUE PLUS REIT LP ("Purchaser").

RECITALS

Seller and Purchaser entered into that certain Purchase and Sale Agreement dated September __, 2006, as amended (the "Purchase Agreement") regarding that certain shopping center in Omaha, Nebraska known as Oakview North and South (the "Property").

Seller and Purchaser now desire to amend the Purchase Agreement to extend the period for review of survey and title and to provide for an escrow on account of a tenant. Seller and Purchaser also desire to confirm the Closing Date (as defined in the Purchase Agreement).

AGREEMENT

FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Notwithstanding anything in the Purchase Agreement to the contrary, the parties agree that the Purchaser shall have until 5:00 P.M. CST, November 14, 2006 to review survey and title. Except for review of the updated survey and updated title, Purchaser waives the right to terminate the Purchase Agreement pursuant to Section 7.

2. The parties agree that the Seller will escrow at Closing (as defined in the Purchase Agreement) $100,000 of the Purchase Price with the Escrow Agent (as defined in the Purchase Agreement) in an interest bearing account for a period of 24 months following the Closing Date (the "Escrow Period"). If at any time during the Escrow Period, Nebraska Doctors of Physical Therapy PC ("Nebraska Doctors") vacates its premises for any reason or ceases paying rent, Buyer shall be entitled to draw $100,000 or a portion thereof in the case of nonpayment of rent, or for tenant finish and leasing commissions incurred by Buyer to obtain a replacement tenant for Nebraska Doctors. If Nebraska Doctors is still in occupancy at the end of the Escrow Period, or if Nebraska Doctors has vacated its premises, but a portion of the $100,000 escrow remains at the end of the Escrow Period because the defaulted rent, leasing commissions and tenant finish paid by Buyer by reason of the Nebraska Doctors default totaled less than $100,000, all funds still held by the Escrow Agent at the end of the Escrow Period shall be disbursed to Seller.

3. The parties agree that the Closing Date shall not be later than December 4, 2006.

4. The parties agree that in the event that to accommodate Seller's defeasance of its existing loan Purchaser is required to deposit the Purchase Price in escrow prior to the Closing

Date (as defined in the Purchase Agreement),all pro-rations will be made as of the date the Purchaser deposits the Purchase Price in escrow.

5. Except as modified hereby, the parties ratify and affirm the Purchase Agreement and acknowledge that the Purchase Agreement is in full force and effect.

[SIGNATURE PAGES FOLLOW]

WITNESS the following signatures:

SELLER:

OAKVIEW PLAZA NORTH, LLC

By: [signature]
Member

By: [signature]
Member

[signature]
Frank R. Krejci

[signature]
Vera Jane Krejci

[signature]
George W. Venteicher

[signature]
Susan Venteicher

PURCHASER:	LIGHTSTONE VALUE PLUS REIT LP

By: Lightstone Value Plus Real Estate Investment Trust, Inc., General Partner

By: /s/ Angela Mirizzi-Olsen

Its: Angela Mirizzi, Vice President

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